UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – JUNE 29, 2012

CIG WIRELESS CORP.

(Exact name of Registrant as specified in its charter)

NEVADA	000-53677	68-0672900
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Five Concourse Parkway, Suite 3100

Atlanta, GA 30328

(Address of principal executive offices)

(678) 332-5000

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02:             Termination of a Material Definitive Agreement.

On June 29, 2012, Communications Infrastructure Group, LLC (referred to herein as the “Purchaser”), a subsidiary of CIG Wireless Corp. (the “Company”), determined not to proceed with the Asset Purchase Agreement by and between the Purchaser and Towers of Texas, Ltd. (referred to herein as the “Seller”), dated as of March 15, 2012, pursuant to which the Seller had agreed to sell to the Purchaser certain communications towers and related assets and rights. This Asset Purchase Agreement had been amended by the parties on May 4, 2012 (such agreement, as amended, is referred to herein as the “Asset Purchase Agreement”).  Pursuant to the Asset Purchase Agreement, the Purchaser was to have acquired certain communications towers, and certain ground leases upon which the aforementioned towers are situated.  As a result of the determination not to proceed with the Asset Purchase Agreement, the Purchaser has relinquished its non-refundable deposit of $100,000 which it had paid to the Seller.  The Company has determined not to proceed with the acquisitions because the Company was not able to obtain financing for the acquisitions on reasonable terms and conditions.  The Company is seeking alternative financing solutions and intends to pursue other tower acquisition opportunities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIG WIRELESS CORP.

By:	/s/ Paul McGinn
Name: Paul McGinn Title: President and Chief Executive Officer

Date:      June 29, 2012